As filed with the Securities and Exchange Commission on July 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	43-1979754
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2533 South Coast Highway 101, Suite 210

Cardiff-by-the-Sea, California 92007

(858) 633-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Soon-Shiong, M.D., FRCS (C), FACS

Chairman and Chief Executive Officer

NantKwest, Inc.

2533 South Coast Highway 101, Suite 210

Cardiff-by-the-Sea, California 92007

(858) 633-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Daniel R. Koeppen Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real, Suite 200 San Diego, California 92130 (858) 350-2300	Barry J. Simon, M.D. President and Chief Operating Officer Conkwest, Inc. 2533 South Coast Highway 101, Suite 210 Cardiff-by-the-Sea, California 92007 (858) 633-0300	Charles S. Kim Sean M. Clayton Kristin E. VanderPas Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-205124

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	1,481,200	$25.00	$37,030,000	$4,303

(1)	Represents only the additional number of shares being registered and includes an additional 193,200 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that registrant previously registered on Registration Statement on Form S-1 (File No. 333-205124), as amended (the “Registration Statement”).
(2)	The registrant previously registered securities with an aggregate offering price not to exceed $185,150,000 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on July 27, 2015. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement, or $37,030,000, is hereby registered.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, NantKwest, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-205124), which we originally filed on June 19, 2015, or the Registration Statement, and which the SEC declared effective on July 27, 2015.

We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share, offered by us by 1,481,200 shares, 193,200 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cardiff-by-the-Sea, State of California, on July 27, 2015.

NANTKWEST, INC.

By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong Patrick Soon-Shiong	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 27, 2015

/s/ Barry J. Simon Barry J. Simon	President, Chief Operating Officer and Director	July 27, 2015

/s/ Richard Gomberg Richard Gomberg	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2015

* Steve Gorlin	Vice Chairman of the Board of Directors	July 27, 2015

* Michael D. Blaszyk	Director	July 27, 2015

* Henry Ji	Director	July 27, 2015

* Richard Kusserow	Director	July 27, 2015

* John T. Potts, Jr.	Director	July 27, 2015

* Robert Rosen	Director	July 27, 2015

* John C. Thomas, Jr.	Director	July 27, 2015

*By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement filed on July 15, 2015 (Registration No. 333-205124)).